UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas  75201
(Address of principal executive offices)   (zip code)

(214) 462-6831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Comerica held its 2015 Annual Meeting of Shareholders on April 28, 2015.  Matters voted upon by shareholders at that meeting were:

(i)	the election of nine directors;
(ii)	the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2015;
(iii)	the approval of the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors; and
(iv)	the approval of a non-binding, advisory proposal approving executive compensation.

The final number of votes cast for, against or withheld (if applicable), as well as the number of abstentions and broker non-votes, with respect to each matter is set forth below.

Proposal 1

The director nominees listed below each received a majority of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a director with a one-year term expiring in 2016.  The results were as follows:

Director Nominees	For	Against	Abstained	Broker Non-Vote
Ralph W. Babb, Jr.	136,038,146	3,228,732	2,053,640	14,355,904
Roger A. Cregg	140,194,219	937,007	189,292	14,355,904
T. Kevin DeNicola	140,747,774	386,233	186,511	14,355,904
Jacqueline P. Kane	140,219,444	929,312	171,762	14,355,904
Richard G. Lindner	138,330,305	2,798,078	192,135	14,355,904
Alfred A. Piergallini	138,563,295	2,590,521	166,702	14,355,904
Robert S. Taubman	137,493,001	3,684,424	143,093	14,355,904
Reginald M. Turner, Jr.	139,713,805	1,422,939	183,774	14,355,904
Nina G. Vaca	139,572,093	1,574,311	174,114	14,355,904

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2015 was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
154,758,704	778,506	139,212	—

Proposal 3

The proposal to approve the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
121,696,044	19,118,277	505,949	14,356,152

Proposal 4

The nonbinding, advisory proposal approving executive compensation was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
124,388,251	16,112,522	819,497	14,356,152

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: May 4, 2015